UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 16, 2001

                      Genesis Capital Corporation of Nevada
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


           0-27831                                           91-1947658
       (Commission File Number)             (IRS Employer Identification Number)




                            Reginald Davis, President
                   11701 South Freeway, Burleson, Texas 76028
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (817) 293-9334
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5. Other Events

     On August 8, 2001, the Genesis Capital Corporation of Nevada (GNCP) entered into a letter of intent with Christopher Astrom to acquire a 100% interest in Senior Residence Lifestyles, Inc. (SRL). In exchange for the 100% interest in SRL, GNCP will issue sufficient shares of its preferred and common shares such that Mr. Astrom will hold a 95% interest in each class of shares. SRL's plan is to become a residential real estate development company. SRL's focus will be on developing active adult communities which include condominium developments which are restricted to residents fifty- five and over in the northeast portion of the United States. Thus far, SRL has identified 5 towns in Connecticut in which SRL plans to develop in excess of 500 condominiums. The estimated sales prices for each unit is between $175,000 and $250,000. The profits to be derived from the sales are expected to be $10,000,000 over the next 2 years. SRL expects to acquire two pieces of land with a combined value of $1,500,000 within 60 days of being acquired by GNCP. The acquisition of land is subject to obtaining the necessary financing to consummate the transaction which is anticipated to occur on the same date that GNCP acquires SRL.

     The letter of intent is subject to a definitive agreement which is expected to be executed and closed upon by September 17, 2001.


ITEM 7.           Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

         a)       Binding Letter of Intent dated August 8, 2001.


     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Genesis Capital Corporation of Nevada

Signature                                                              Date


\s\ Reginald Davis
-------------------------                                    By: August 16, 2001
Name:    Reginald Davis
Title:   President

                                    Exhibit A




                                Letter of Intent

To:               Christopher Astrom
                  2921 NW 6 Ave
                  Miami, Florida 33127

From:             Richard Surber
                  Hudson Consulting Group, Inc.
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101

and               Reginald Davis
                  Genesis Capital Corporation of Nevada
                  11701 South Freeway
                  Burleson, Texas 76028

and               Reginald Davis
                  Global Universal, Inc. of Delaware
                  P.O. Box 6653
                  Fort Worth, TX 76115

     Re: Genesis Capital Corporation of Nevada (GNCP) acquisition of Senior Lifestyles Communities, Inc. (Newco), a Nevada corporation. Dear Mr.
          Astrom:

     We write to confirm the following general terms upon which Senior Lifestyles Communities, Inc. a to be formed company ( "Newco") will be acquired by Genesis Capital Corporation of Nevada, a fully reporting and publically traded company ("GNCP"). Further, we offer additional services which will include the drafting and filing of a Schedule 14C, Form 8K, filing of amended articles increasing GNCP's authorized shares to 500,000,000 and a name change.

1.       The Acquisition

     We are prepared to transfer a ninety five percent (95%) interest in both classes of GNCP's stock subject to the following terms and conditions:

                    A. Cash payment of $315,000 by Newco or Astrom, payable to Hudson Consulting Group, Inc. ("Hudson") and Global Universal, Inc. of Delaware (Global), to cover past expenses associated with maintaining GNCP. Hudson shall be paid $100,000 and Global shall be paid $215,000. The cash payment will be payable to Hudson and Global at closing to compensate them for services previously rendered on behalf of GNCP.
                    B. GNCP shall have $0 assets and $0 liabilities upon acquiring Newco. Global shall be responsible for settling all liabilities of Genesis which are shown on its SEC filings, and will retain all of the assets currently showing on the books of Genesis for such services.

                    C. GNCP will then issue common stock and preferred stock in an amount equal to 95% of its issued and outstanding shares of common and preferred shares to the shareholders of Newco in exchange for the 100%
                         acquisition of Newco. GNCP would then be held approximately 95% by the shareholders of Newco and 5% by the current shareholders. The new majority shareholders of GNCP could then effect a name change to reflect the business of Newco and other shareholder actions.

                    D. Newco will acquire certain real estate with a gross value of at least $1,500,000 within sixty (60) days of closing.
                    E. Current management of GNCP will resign and be replaced by officers and directors appointed by the shareholders of Newco.

                    F. We expect the acquisition process to take approximately 15-30 days. Newco will provide financial statements, audited according to US GAAP, within sixty (60) days of closing, which financial statements will reflect ownership of the properties referred to in paragraph 1D herein.
                    G. Newco will acquire the real estate through a wholly-owned subsidiary.

2.       Services by Hudson.

               Hudson will perform the below listed services as part of this agreement. GNCP understands that the services listed below, to be performed by Hudson, do not include legal services and GNCP would be advised to employ its own counsel to review any work performed by Hudson. The work to be performed by Hudson will consist of preparing the following:

               A. Hudson will prepare on behalf of GNCP stock acquisition documentation for the purpose of Newco obtaining a controlling interest in GNCP, and such other documents as are necessary to effectuate the change of control of GNCP to Newco and its shareholders.

               B. Hudson will prepare and file an initial Form 8K with the SEC to document Newco's acquisition of GNCP.

               C. Hudson will prepare a Schedule 14C to reflect the name change and the increase of the authorized shares to 500,000,000, this is to be completed prior to the proposed merger to insure there will be sufficient authorized capital for the surviving corporation to complete its pre-arranged financing. Closing date could be set for a date immediately following the mailing of the definitive 14(c) to GNCP shareholders.ely following the mailing of the definitive 14(c) to GNCP shareholders.

3.       Deposit

          Newco or Christopher Astrom will pay a non-refundable deposit of $10,000 to Hudson which shall be credited against the $315,000 owed to Hudson and Global for services performed in initiating the process of GNCP's acquisition of Newco. The $10,000 will be paid to Hudson no later than 5 days after the signing of this Letter of Intent. In the event Newco fails to complete the closing, through no fault of GNCP, the $10,000 deposit shall be retained by Hudson and Global as compensation for services rendered.

4.       Reverse Splits

          For a period of one (1) year from closing, GNCP, under its new directors, will not effect any reverse split of its shares. This provision is applicable for as long as Hudson or Global hold any shares in GNCP during the twelve (12) months following GNCP's acquisition of Newco. The purpose of this provision is to allow both Hudson and Global to sell 532,640 and 545,500 shares of GNCP, respectively.

5.       Payment of Fees

          Hudson and Global shall be paid all fees due them on or before closing.

6.       Closing

          The closing under this Letter of Intent will take place on or before August 31, 2001. The parties shall be responsible for executing a Definitive Acquisition, Merger or Stock Purchase Agreement (Definitive Agreement) which shall occur on or before August 17, 2001.

7.       Public Relations

          Newco will enter into a public relation agreement with www.thesubway.com for a period of no less than three months. The cost for which is borne by Newco subsequent to the consummation of the acquisition. The public relations effort is designed to inform the market place as to GNCP's new business and to generate interest in GNCP's stock.

8.       Addresses

          All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following address:

                                    Hudson Consulting, Group, Inc.
                                    268 West. 400 South, #300
                                    Salt Lake City, Utah 84101
                                  801-575-8073
                                    Attn.: Richard Surber

                                    Genesis Capital Corporation of Nevada
                                    11701 South Freeway
                                    Burleson, Texas 76028
                                    Attn: Reginald Davis

                           AND,     Senior Lifestyles Communities, Inc.
                                    2921 NW 6 Ave
                                    Miami, Florida 33127
                                    Attn.: Mr. Christopher Astrom

9. The transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of Nevada.
10. Each party and its agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting investigations of the other party.

11. The substance of any public announcement with respect to the acquisition, other than notices required by law shall be approved in advance by all parties or their duly authorized representatives.

12. Newco shall complete and pay for all necessary audits to allow filing of financial statements required by Form 8-K within sixty (60) days of the date of the acquisition, to allow for the required amendment of Form 8-K within 60 days of its original filing to include required financial statements. The cost of acquiring said financial statements shall be the sole responsibility of Newco

13. The parties agree that any suit to enforce the provisions of this agreement shall be brought in the Third Judicial District Court of Salt Lake County, State of Utah, and the parties consent to personal jurisdiction in said court and agree that venue for any suit to enforce the provisions of this agreement shall be in Salt Lake County, State of Utah.

1. This letter of intent shall constitute a legally binding agreement in consideration of the respective undertakings of GNCP, Newco, Astrom, Hudson and Global.

          2. All Securities Exchange Act of 1934 and Securities Act of 1933 filings involving Genesis are incorporate herein.

16. Counterparts. This Letter of Intent may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

          Agreed to this 8th, day of August 2001

          "Newco"
                               By: /s/  Christopher Astrom
                              --------------------------------------------------
                               Christopher Astrom, Individually and as President

         Hudson Consulting Group, Inc.


                             By: /s/ Richard Surber
                              --------------------------------------------------
                               Richard Surber, President

         Genesis Capital Corporation of Nevada


                              By:/s/ Reginald Davis
                              --------------------------------------------------
                               Reginald Davis, President

         Global Universal, Inc. of Delaware


                              By:/s/ Reginald Davis
                              --------------------------------------------------
                               Reginald Davis, President